                                                                     Exhibit 2.4



                       FORM OF EMPLOYEE MATTERS AGREEMENT

                                     BETWEEN

                                EATON CORPORATION

                                       AND

                           AXCELIS TECHNOLOGIES, INC.

                                      DATED

                                  June __, 2000



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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS............................................................................................1

         1.1      AD&D Plan.......................................................................................1
         1.2      Affiliated Company..............................................................................1
         1.3      Agreement.......................................................................................1
         1.4      Ancillary Agreements............................................................................2
         1.5      ASO Contracts...................................................................................2
         1.6      Assets..........................................................................................2
         1.7      Axcelis Technologies............................................................................2
         1.8      Axcelis Technologies Business...................................................................2
         1.9      Axcelis Technologies Employee...................................................................2
         1.10     Axcelis Technologies Group......................................................................2
         1.11     Axcelis Technologies Stock Value................................................................2
         1.12     Axcelis Technologies Transferred Employee.......................................................3
         1.13     Bonus Plan......................................................................................3
         1.14     Business Travel Accident Insurance..............................................................3
         1.15     COBRA...........................................................................................3
         1.16     Code............................................................................................3
         1.17     Deferred Compensation Plan......................................................................3
         1.18     Defined Benefit Plan............................................................................4
         1.19     Disability Plan.................................................................................4
         1.20     Distribution....................................................................................4
         1.21     Distribution Date...............................................................................4
         1.22     DOL.............................................................................................4
         1.23     Eaton...........................................................................................4
         1.24     Eaton Employee..................................................................................4
         1.25     Eaton Group.....................................................................................4
         1.26     Eaton Severance Agreement.......................................................................4
         1.27     Eaton Stock Value...............................................................................4
         1.28     Eaton Terminated Employee.......................................................................4
         1.29     Educational Assistance Program..................................................................5
         1.30     Employee Assistance Program.....................................................................5
         1.31     Employment Obligations..........................................................................5
         1.32     ERISA...........................................................................................5
         1.33     FMLA............................................................................................5
         1.34     Foreign Plan....................................................................................5
         1.35     Fringe Benefit Plans............................................................................5
         1.36     FSA/Dependent Reimbursement Plan................................................................5
         1.37     FSA/Medical Reimbursement Plan..................................................................5
         1.38     General Assignment and Assumption Agreement.....................................................6
         1.39     Group Life Plan.................................................................................6
         1.40     HCFA............................................................................................6
         1.41     Health and Welfare Plans........................................................................6
         1.42     Health Plans....................................................................................6


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                                TABLE OF CONTENTS
                                  (continued)

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         1.43     HMO.............................................................................................6
         1.44     IPO.............................................................................................6
         1.45     IPO Closing.....................................................................................6
         1.46     IPO Closing Date................................................................................6
         1.47     IPO Registration Statement......................................................................6
         1.48     IRS.............................................................................................7
         1.49     Leave of Absence Plans..........................................................................7
         1.50     Long-Term Disability Plan.......................................................................7
         1.51     Material Feature................................................................................7
         1.52     Nasdaq..........................................................................................7
         1.53     Non-Controlled Group Date.......................................................................7
         1.54     Non-US Plan.....................................................................................7
         1.55     Option..........................................................................................7
         1.56     Participating Company...........................................................................7
         1.57     Person..........................................................................................7
         1.58     Plan............................................................................................8
         1.59     Plan Obligations................................................................................8
         1.60     QDRO............................................................................................8
         1.61     QMCSO...........................................................................................8
         1.62     Ratio...........................................................................................8
         1.63     Savings Plan....................................................................................8
         1.64     SEC.............................................................................................8
         1.65     Section 125 Plan................................................................................8
         1.66     Separation......................................................................................8
         1.67     Separation Agreement............................................................................9
         1.68     Separation Date.................................................................................9
         1.69     Severance Plan..................................................................................9
         1.70     Short-Term Disability Plan......................................................................9
         1.71     Stock Plan......................................................................................9
         1.72     Stock Purchase Plan.............................................................................9
         1.73     Subsidiary......................................................................................9
         1.74     Tax Sharing and Indemnification Agreement.......................................................9
         1.75     Transitional Services Agreement.................................................................9
         1.76     Unemployment Insurance Program.................................................................10


ARTICLE II  GENERAL PRINCIPLES...................................................................................11

         2.1      Assumption of Axcelis Technologies Liabilities.................................................11
         2.2      Establishment of Axcelis Technologies Plans....................................................11
         2.3      Axcelis Technologies Under No Obligation to Maintain Plans.....................................13
         2.4      Axcelis Technologies' Participation in Eaton Plans.............................................13
         2.5      Terms of Participation by Axcelis Technologies Transferred
                    Employees in Axcelis Technologies Plans......................................................14
         2.6      Claims Administration..........................................................................15
         2.7      Foreign Plans..................................................................................15


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                                TABLE OF CONTENTS
                                  (continued)

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ARTICLE III  QUALIFIED PENSION PLANS.............................................................................16

         3.1      Defined Contribution and 401(k) Plan...........................................................16
         3.2      Defined Benefit Plan...........................................................................16

ARTICLE IV  NON-QUALIFIED PLAN...................................................................................18

         4.1      Deferred Compensation Plan.....................................................................18

ARTICLE V  HEALTH AND WELFARE PLANS..............................................................................19

         5.1      Health Plans as of and as of the Non-Controlled Group Date.....................................19
         5.2      Health Plans from the Separation Date through the Non-Controlled Group Date....................20
         5.3      Group Life Plan................................................................................20
         5.4      AD&D Plan......................................................................................20
         5.5      Severance Plan.................................................................................21
         5.6      Disability Plans...............................................................................21
         5.7      Business Travel Accident Insurance.............................................................21
         5.8      Section 125 Plan...............................................................................22
         5.9      COBRA..........................................................................................22
         5.10     Administrative Services........................................................................23
         5.11     Foreign Plans..................................................................................23

ARTICLE VI  EQUITY AND OTHER COMPENSATION........................................................................24

         6.1      Bonus Plan.....................................................................................24
         6.2      Eaton Options..................................................................................24
         6.3      Stock Purchase Plan............................................................................25

ARTICLE VII  FRINGE AND OTHER BENEFITS...........................................................................26

         7.1      Employee Assistance Program....................................................................26
         7.2      Educational Assistance Program.................................................................26
         7.3      Other Benefits.................................................................................26
         7.4      Administrative Services........................................................................26

ARTICLE VIII  ADMINISTRATIVE PROVISIONS..........................................................................27

         8.1      Payment of Liabilities, Plan Expenses and Related Matters......................................27
         8.2      Sharing of Participant Information.............................................................27
         8.3      Reporting and Disclosure Communications to Participants........................................28
         8.4      Audits Regarding Vendor Contracts..............................................................28
         8.5      Employee Identification Numbers................................................................28
         8.6      Beneficiary Designation........................................................................28
         8.7      Requests for IRS and DOL Opinions..............................................................28
         8.8      Fiduciary Matters..............................................................................28
         8.9      Consent of Third Parties.......................................................................29
         8.10     Foreign Plans; Requests for Foreign Government Authority Rulings...............................29


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                                TABLE OF CONTENTS
                                  (continued)

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ARTICLE IX  EMPLOYMENT-RELATED MATTERS...........................................................................30

         9.1      Terms of Axcelis Technologies Employment.......................................................30
         9.2      HR Data Support Systems........................................................................30
         9.3      Employment of Employees with U.S. Work Visas...................................................30
         9.4      Confidentiality and Proprietary Information....................................................30
         9.5      Personnel Records..............................................................................30
         9.6      Medical Records................................................................................30
         9.7      Unemployment Insurance Program.................................................................31
         9.8      Non-Termination of Employment; No Third-Party Beneficiaries....................................31
         9.9      Employment Claims..............................................................................31
         9.10     Foreign Works Councils and Employee Associations...............................................32

ARTICLE X  MISCELLANEOUS.........................................................................................33

         10.1     Relationship of Parties........................................................................33
         10.2     Affiliates.....................................................................................33
         10.3     Limitation of Liability........................................................................33
         10.4     Governing Law..................................................................................33
         10.5     Termination....................................................................................33
         10.6     Notices........................................................................................33
         10.7     Counterparts...................................................................................34
         10.8     Binding Effect; Assignment.....................................................................34
         10.9     Severability...................................................................................34
         10.10    Failure or Indulgence Not Waiver; Remedies Cumulative..........................................34
         10.11    Entire Agreement; Amendment....................................................................35
         10.12    Authority......................................................................................35
         10.13    Interpretation.................................................................................35
         10.14    Conflict.......................................................................................35
         10.15    Subsequent Legal Fees..........................................................................35
         10.16    No Third-Party Beneficiaries or Right to Rely..................................................36

         SCHEDULE 2.7 FOREIGN PLANS...............................................................................i
         SCHEDULE 5.1(a) AXCELIS TECHNOLOGIES HEALTH PLANS......................................................iii
         SCHEDULE 5.1(b)(i) THIRD PARTY ASO......................................................................iv
         SCHEDULE 5.2 EATON HEALTH PLANS..........................................................................v
         SCHEDULE 6.2 OPTIONS HELD BY CERTAIN NON-U.S. AXCELIS TECHNOLOGIES TRANSFERRED EMPLOYEES................vi
         SCHEDULE 7.3 OTHER FRINGE BENEFITS.....................................................................vii

[Schedules omitted. The registrant hereby agrees to furnish supplementally, upon request, a copy of any omitted schedule to this agreement.]


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                       FORM OF EMPLOYEE MATTERS AGREEMENT

         This EMPLOYEE MATTERS AGREEMENT is made and entered into on June __, 2000, by and between Eaton Corporation, an Ohio corporation, and Axcelis Technologies, Inc., a Delaware corporation, to be effective on and after the Separation Date (as defined herein). Capitalized terms used herein (other than the formal names of Eaton Plans (as defined below) and related trusts of Eaton) and not otherwise defined, shall have the respective meanings assigned to them in Article I hereof.

         WHEREAS, the Board of Directors of Eaton has determined that it is in the best interests of Eaton and its shareholders to separate Eaton's existing businesses into two (2) independent businesses, Eaton and the Axcelis Technologies Business, so that each business may reach its full potential by focusing its management and employees specifically on its own operations and the methods of better fitting its own market;

         WHEREAS, in furtherance of the foregoing, Eaton and Axcelis Technologies have agreed to enter into this Agreement to allocate between them Assets, Plan Obligations, Employment Obligations and responsibilities with respect to certain employee compensation and benefit plans, programs and arrangements and certain employment matters; and

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, Eaton Corporation and Axcelis Technologies, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular and plural shall include each other and any gender, all genders, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

         1.1 AD&D Plan. "AD&D Plan," when immediately preceded by "Eaton," means the Eaton Accidental Death and Dismemberment ("AD&D") Plan. When immediately preceded by "Axcelis Technologies," "AD&D Plan" means the accidental death and dismemberment plan to be established by Axcelis Technologies pursuant to Sections 2.2 and 5.4.

         1.2 Affiliated Company. "Affiliated Company" of any Person means any entity that Controls, is Controlled by, or is under common Control with such Person. As used herein, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by control, or otherwise.

         1.3 Agreement. "Agreement" means this Employee Matters Agreement, including all the Schedules hereto and all amendments made hereto from time to time.

         1.4 Ancillary Agreements. "Ancillary Agreements" means all of the underlying agreements, documents and instruments referred to, contemplated by, or made a part of the Separation Agreement.

         1.5      ASO Contracts.  "ASO Contracts" is defined in
Subsection 5.1(b)(i).

         1.6 Assets. "Assets" is defined in the General Assignment and Assumption Agreement.

         1.7 Axcelis Technologies. "Axcelis Technologies" means Axcelis Technologies, Inc., a Delaware corporation. Axcelis Technologies shall be solely responsible to Eaton for ensuring that each member of the Axcelis Technologies Group complies with the applicable terms of this Agreement.

         1.8 Axcelis Technologies Business. "Axcelis Technologies Business" means the business and operations conducted by Eaton and its Subsidiaries as Eaton's Semiconductor Equipment Operations as described in the IPO Registration Statement.

         1.9 Axcelis Technologies Employee. "Axcelis Technologies Employee" means any individual who is: (a) either actively employed the Axcelis Technologies Group on the Separation Date; (b) on an unpaid leave of absence on the Separation Date and having his or her name appear on Schedule 1.9; (c) any other employee or group of employees designated as Axcelis Technologies Employees (as of the specified date) by Eaton and Axcelis Technologies by mutual agreement; or (d) an alternate payee under a QDRO affecting the Axcelis Technologies Savings Plan, or an alternate recipient under a QMCSO, or a beneficiary, covered dependent or qualified beneficiary (as such terms are defined under COBRA), in each case, of an employee with respect to that employee's or former employee's benefit under the applicable Plan(s). Unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent or qualified beneficiary is an Axcelis Technologies Employee only to the extent provided in the QDRO or QMSO or under COBRA, and shall not otherwise be considered a Axcelis Technologies Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is a Axcelis Technologies Employee by virtue of Subsections 1.9(a) or (b). Any employees on a paid leave of absence, including, but not limited to, salary continuation, short term disability or long term disability will become an Axcelis Technologies Employee, if at all, upon commencing active employment with Axcelis Technologies after the Separation Date.

         1.10 Axcelis Technologies Group. "Axcelis Technologies Group" means Axcelis Technologies and each Subsidiary and Affiliated Company of Axcelis Technologies immediately after the Separation Date, or that is contemplated to be a Subsidiary or Affiliated Company of Axcelis Technologies pursuant to the Separation Agreement or an Ancillary Agreement, and each Person that becomes a Subsidiary or Affiliated Company of Axcelis Technologies after the Separation Date.

         1.11 Axcelis Technologies Stock Value. "Axcelis Technologies Stock Value" means the opening per-share price of Axcelis Technologies common stock as listed on Nasdaq on the first trading day after the Distribution Date.


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         1.12     Axcelis Technologies Transferred Employee. "Axcelis
Technologies Transferred Employee" means any individual who, as of the Separation Date, is: (a) either actively employed by the Axcelis Technologies Group; (b) an employee or group of employees designated by Eaton and Axcelis Technologies, by mutual agreement, as Axcelis Technologies Transferred Employees; or (c) an alternate payee under a QDRO affecting the Axcelis Technologies Savings Plan, or an alternate recipient under a QMCSO, or a beneficiary, covered dependent or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in Subsections 1.13(a) or (b) with respect to that employee's or former employee's benefit under the applicable Plan(s). Unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary is an Axcelis Technologies Transferred Employee only to the extent provided in the QDRO or QMCSO or under COBRA or shall not otherwise be considered a Axcelis Technologies Transferred Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is a Axcelis Technologies Transferred Employee by virtue of Subsections 1.13(a) or (b)). An employee may be an Axcelis Technologies Transferred Employee pursuant to this Section regardless of whether such employee is, as of the Separation Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, in pay status or eligible for a benefit under the Eaton Defined Benefit Plan or on any other type of employment or post-employment status relative to an Eaton Plan, and regardless of whether, as of the Separation Date, such employee is then receiving any coverage under or benefits from an Eaton Plan.

         1.13 Bonus Plan. "Bonus Plan" means, when immediately preceded by "Eaton," the Eaton annual execution incentive plan as applied to Axcelis Technologies Employees and, when immediately preceded by Axcelis Technologies means the annual incentive plan as adopted by Axcelis Technologies effective on or after the Separation Date.

         1.14 Business Travel Accident Insurance. "Business Travel Accident Insurance," when immediately preceded by "Eaton," means the policy or policies covering Eaton Business Travel Accident Insurance in the U.S. and to the extent applicable, outside the U.S. When immediately preceded by "Axcelis Technologies," "Business Travel Accident Insurance" means the policy or policies covering the business travel accident insurance which may be established by Axcelis Technologies as described in Section 5.7.

         1.15 COBRA. "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

         1.16 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.17 Deferred Compensation Plan. "Deferred Compensation Plan," means, collectively, all plans or programs of deferred compensation sponsored by Eaton which are not qualified under Section 401(a) of the Code.



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         1.18     Defined Benefit Plan.  "Defined Benefit Plan" means the
Pension Plan for Eaton Corporation Employees to the extent of the Schedules thereto applying to Axcelis Technologies Employees.

         1.19 Disability Plan. "Disability Plan," when immediately preceded by "Eaton," means the Eaton Disability Plan which consists of the Eaton Short-Term Disability Plan and the Eaton Long-Term Disability Plan. When immediately preceded by "Axcelis Technologies," "Disability Plan" means the Axcelis Technologies Short-Term Disability Plan and the Axcelis Technologies Long-Term Disability Plan, to be established by Axcelis Technologies pursuant to Sections 2.2 and 5.6.

         1.20 Distribution. "Distribution" means Eaton's disposition of all of its interest in the common stock of Axcelis Technologies, either by distribution to holders of Eaton's common stock of all the shares of Axcelis Technologies common stock owned by Eaton or in some other manner.

         1.21 Distribution Date. "Distribution Date" means the date of the consummation of the Distribution.

         1.22     DOL.  "DOL" means the United States Department of Labor.


         1.23 Eaton. "Eaton" means Eaton Corporation, an Ohio corporation. Eaton shall be solely responsible to Axcelis Technologies for ensuring that each member of the Eaton Group complies with the applicable terms of this Agreement.

         1.24 Eaton Employee. "Eaton Employee" means an individual who, on the Separation Date, is: (a) either actively employed by, or on leave of absence from, the Eaton Group; (b) on a paid leave of absence, including salary continuation, short term disability or long term disability from the Axcelis Technologies Group; (c) an Eaton Terminated Employee; or (d) an employee or group of employees designated as Eaton Employees by Eaton and Axcelis Technologies, by mutual agreement.

         1.25 Eaton Group. "Eaton Group" means Eaton and each Subsidiary and Affiliated Company of Eaton (other than any member of the Axcelis Group) immediately after the Separation Date, giving effect to the Non-US Plan and each Person that became a Subsidiary or Affiliated Company of Eaton after the Separation Date.

         1.26 Eaton Severance Agreement. "Eaton Severance Agreement" means an agreement between Eaton and an Axcelis Technologies Transferred Employee setting forth the terms and conditions of his or her separation from service with Eaton.

         1.27 Eaton Stock Value. "Eaton Stock Value" means the closing per-share price of Eaton common stock as listed on the New York Stock Exchange on the last trading day before the Distribution Date.

         1.28 Eaton Terminated Employee. "Eaton Terminated Employee" means any individual who is a former employee of the Eaton Group and who, on the Separation Date, is not an Axcelis Technologies Transferred Employee.



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         1.29     Educational Assistance Program. "Educational Assistance
Program," when immediately preceded by "Eaton," means the Eaton Educational Assistance Program. When immediately preceded by "Axcelis Technologies," "Educational Assistance Program" means the educational assistance program which may be established by Axcelis Technologies as described in Section 7.2.

         1.30 Employee Assistance Program. "Employee Assistance Program," when immediately preceded by "Eaton," means the Eaton Employee Assistance Program. When immediately preceded by "Axcelis Technologies," "Employee Assistance Program" means the employee assistance program which may be established by Axcelis Technologies as described in Section 7.1.

         1.31 Employment Obligations. "Employment Obligations" means all contractual, statutory and common law obligations of an employer with respect to Axcelis Technologies Employees and Axcelis Technologies Transferred Employees, except with regard to benefits accrued under the Eaton Defined Benefit Plan or an Eaton deferred compensation plan.

         1.32 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.33 FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

         1.34 Foreign Plan. "Foreign Plan," when immediately preceded by "Eaton," means a Plan maintained by the Eaton Group for the benefit of its employees outside the U.S. When immediately preceded by "Axcelis Technologies," "Foreign Plan" means a Plan to be established by Axcelis Technologies for the benefit of its employees outside the U.S.

         1.35 Fringe Benefit Plans. "Fringe Benefit Plans," when immediately preceded by "Eaton," means the Eaton employee assistance program, educational assistance program and other fringe benefit plans, programs and arrangements, sponsored and maintained by Eaton which provide coverage or benefits to Axcelis Technologies Employees as of the Separation Date (as set forth in Article VII and Schedule 7.3). When immediately preceded by "Axcelis Technologies," "Fringe Benefit Plans" means the fringe benefit plans, programs and arrangements to be established by Axcelis Technologies pursuant to Section 2.2 and Article VII.

         1.36 FSA/Dependent Reimbursement Plan. "FSA/Dependent Reimbursement Plan," when immediately preceded by "Eaton," means the Eaton FSA/Dependent Reimbursement Plan. When immediately preceded by "Axcelis Technologies," "FSA/Dependent Reimbursement Plan" means the dependent care assistance reimbursement plan to be established by Axcelis Technologies pursuant to Sections 2.2 and 5.8.

         1.37 FSA/Medical Reimbursement Plan. "FSA/Medical Reimbursement Plan," when immediately preceded by "Eaton," means the Eaton FSA/Medical Reimbursement Plan. When immediately preceded by "Axcelis Technologies," "FSA/Medical Reimbursement Plan" means the medical expense reimbursement plan to be established by Axcelis Technologies pursuant to Sections 2.2 and 5.8.



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         1.38     General Assignment and Assumption Agreement. "General
Assignment and Assumption Agreement" means the Ancillary Agreement having that name which is an Exhibit to the Separation Agreement.

         1.39 Group Life Plan. "Group Life Plan," when immediately preceded by "Eaton," means the Eaton Group Life Plan. When immediately preceded by "Axcelis Technologies," "Group Life Plan" means the group life plan to be established by Axcelis Technologies pursuant to Sections 2.2 and 5.3.

         1.40 HCFA. "HCFA" means the United States Health Care Financing Administration.

         1.41 Health and Welfare Plans. "Health and Welfare Plans," when immediately preceded by "Eaton," means, to the extent providing benefits to Axcelis Technologies Employees as of a relevant time, the Eaton Health Plans, the Eaton Group Life Plan, the Eaton Group Insurance Policies, the Eaton Section 125 Plan, and the health and welfare plans listed on Schedule 5.2 established and maintained by Eaton for the benefit of eligible employees of the Eaton Group, and such other welfare plans or programs as may apply to Axcelis Technologies Employees as in effect during the period beginning on the Separation Date and ending on the Non-Controlled Group Date or such other dates as Eaton and Axcelis Technologies may agree. When immediately preceded by "Axcelis Technologies," "Health and Welfare Plans" means the Axcelis Technologies Health Plans, the Axcelis Technologies Section 125 Plan, and the health and welfare plans to be established by Axcelis Technologies pursuant to
Section 2.2, Article V, and Schedule 5.1(a).

         1.42 Health Plans. "Health Plans," when immediately preceded by "Eaton," means the medical, HMO, vision, and dental plans and any similar or successor Plans to the extent they provide coverage to Axcelis Technologies Employees as in effect during the period beginning on the Separation Date and ending on the Non-Controlled Group Date (or such other dates as Eaton and Axcelis may agree). When immediately preceded by "Axcelis Technologies," "Health Plans" means the medical, HMO, vision and dental plans to be established by Axcelis Technologies pursuant to Section 2.2 and Article V and any similar or successor plans thereto.

         1.43 HMO. "HMO" means a health maintenance organization that provides benefits to Axcelis Technologies Employees under the Eaton Health Plans or the Axcelis Technologies Health Plans.

         1.44 IPO. "IPO" means the initial public offering of Axcelis Technologies common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended.

         1.45 IPO Closing. "IPO Closing" means the consummation of the IPO by Axcelis in accordance with the Separation Agreement and the Underwriting Agreement, including without limitation, its delivery of Axcelis common stock to, in return for cash from, the Underwriters.

         1.46 IPO Closing Date. "IPO Closing Date" means the date of the IPO Closing.

         1.47 IPO Registration Statement. "IPO Registration Statement" means the registration statement on Form S-1 pursuant to the Securities Act of 1933 as amended, as filed with the SEC



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registering the shares of common stock of Axcelis Technologies to be issued in the IPO, together with all amendments thereto.

         1.48     IRS.  "IRS" means the Internal Revenue Service.

         1.49 Leave of Absence Plans. "Leave of Absence Plans," when immediately preceded by "Eaton," means the personal, educational, medical/disability, military and FMLA leaves of absence offered from time to time under the personnel policies and practices of Eaton. When immediately preceded by "Axcelis Technologies," "Leave of Absence Plans" means the leave of absence programs to be established by Axcelis Technologies pursuant to Section 2.2.

         1.50 Long-Term Disability Plan. "Long-Term Disability Plan," when immediately preceded by "Eaton," means the Eaton Long-Term Disability Plan. When immediately preceded by "Axcelis Technologies," "Long-Term Disability Plan" means the long-term disability plan to be established by Axcelis Technologies pursuant to Section 2.2 and Subsection 5.6(b).

         1.51 Material Feature. "Material Feature" means any feature of a Plan that could reasonably be expected to be of material importance, in the aggregate, to the sponsoring employer or the participants (or their dependents or beneficiaries) of that Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided under such Plan, the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan, and the costs and expenses incurred by the sponsoring employer or Participating Companies for implementing and/or maintaining such Plan.

         1.52     Nasdaq.  "Nasdaq" means the Nasdaq National Market.

         1.53 Non-Controlled Group Date. "Non-Controlled Group Date" means the date Eaton and Axcelis Technologies cease to be members of the same controlled group of corporations for purposes of Section 414 of the Code.

         1.54 Non-US Plan. "Non-U.S. Plan" means the Ancillary Agreement having that name which is an Exhibit to the Separation Agreement.

         1.55 Option. "Option," when immediately preceded by "Eaton," means an option to purchase Eaton common stock pursuant to an Eaton Stock Plan. When immediately preceded by "Axcelis Technologies," "Option" means an option to purchase Axcelis Technologies common stock pursuant to the Axcelis Technologies Stock Plan.

         1.56 Participating Company. "Participating Company" means: (a) Eaton; (b) any Person (other than an individual) that Eaton has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Eaton; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

         1.57 Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

         1.58 Plan. "Plan" means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of Eaton or Axcelis Technologies, to the extent such provides or provided coverage or benefits to Axcelis Technologies Employees.

         1.59 Plan Obligations. "Plan Obligations" means all funding, benefits, claims or administrative expenses arising out of any Plan providing coverage to Axcelis Technologies Employees and Axcelis Technologies Transferred Employees, except with regard to benefits accrued under the Eaton Defined Benefit Plan or under an Eaton deferred compensation plan.

         1.60 QDRO. "QDRO" means a domestic relations order which qualifies under Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the Eaton Savings Plan.

         1.61 QMCSO. "QMCSO" means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

         1.62 Ratio. "Ratio" means the ratio determined by dividing the Axcelis Technologies Stock Value by the Eaton Stock Value.

         1.63 Savings Plan. "Savings Plan," when immediately preceded by "Eaton," means the Eaton Corporation Share Purchase and Investment Plan, a defined contribution plan with 401(k) deferral features. When immediately preceded by "Axcelis Technologies," "Savings Plan" means the defined contribution plan to be established by Axcelis Technologies as described in
Article III.

         1.64 SEC. "SEC" means the United States Securities and Exchange Commission.

         1.65 Section 125 Plan. "Section 125 Plan," when immediately preceded by "Eaton," means the Eaton FSA/Dependent Reimbursement Plan, and the Eaton FSA/Medical Reimbursement Plan. When immediately preceded by "Axcelis Technologies," "Section 125 Plan" means the Axcelis Technologies FSA/Dependent Reimbursement Plan and the Axcelis Technologies FSA/Medical Reimbursement Plan to be established by Axcelis Technologies pursuant to Sections 2.2 and 5.8.

         1.66 Separation. "Separation" means Eaton's contribution and transfer to Axcelis Technologies, and Axcelis Technologies' receipt and assumption, directly or indirectly, of the Assets and Liabilities, as defined in the General Assignment and Assumption Agreement (including contingent liabilities) associated with the Axcelis Technologies Business to the extent not contributed and transferred to Axcelis Technologies prior to the Separation Date.

         1.67 Separation Agreement. "Separation Agreement" means the Master Separation and Distribution Agreement, dated June __, 2000 between Eaton and Axcelis, to which this Agreement is an Exhibit.

         1.68 Separation Date. "Separation Date" means the earlier of (i) 12:01 a.m. on the IPO Closing Date and (ii) 11:59 p.m. on June 30, 2000, or as otherwise provided in the Separation Agreement.

         1.69 Severance Plan. "Severance Plan," when immediately preceded by "Eaton," means the Eaton Severance Plan. When immediately preceded by "Axcelis Technologies," "Severance Plan" means the severance program, if any, to be established by Axcelis Technologies pursuant to Sections 2.2 and 5.5.

         1.70 Short-Term Disability Plan. "Short-Term Disability Plan," when immediately preceded by "Eaton," means the Eaton Short-Term Disability Plan. When immediately preceded by "Axcelis Technologies," "Short-Term Disability Plan" means the short-term disability plan to be established by Axcelis Technologies pursuant to Section 2.2 and Subsection 5.6(a).

         1.71 Stock Plan. "Stock Plan," when immediately preceded by "Eaton," means any plan, program or arrangement, other than the Stock Purchase Plan, pursuant to which employees and other service providers hold Options, Eaton Restricted Stock or other Eaton equity incentives. When immediately preceded by "Axcelis Technologies," "Stock Plan" means the Axcelis Technologies 2000 Stock Plan.

         1.72 Stock Purchase Plan. "Stock Purchase Plan" means the plan intended to be adopted by Axcelis Technologies before the IPO Closing Date, with provisions consistent with the requirements of Section 423 of the Code by which Axcelis Technologies Employees may purchase shares of Axcelis Technologies common stock.

         1.73 Subsidiary. "Subsidiary" of any person means a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interest having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control that Person. Unless the context otherwise requires, reference to Eaton and its Subsidiaries shall not include Axcelis or the subsidiaries of Eaton that will be or have been transferred to Axcelis Technologies after giving effect to the Separation, including the actions taken pursuant to the Non-US Plan.

         1.74 Tax Sharing and Indemnification Agreement. "Tax Sharing and Indemnification Agreement" means the Ancillary Agreement having that name which is an Exhibit to the Separation Agreement.

         1.75 Transitional Services Agreement. "Transitional Services Agreement" means the Ancillary Agreement having that name which is an Exhibit to the Separation Agreement.

         1.76 Unemployment Insurance Program. "Unemployment Insurance Program," when immediately preceded by "Eaton," means any unemployment insurance program contributed to by Eaton from time to time. When immediately preceded by "Axcelis Technologies," "Unemployment Insurance Program" means any unemployment insurance program to be contributed to by Axcelis Technologies pursuant to
Section 9.7.

                                   ARTICLE II

                               GENERAL PRINCIPLES

         2.1 Assumption of Axcelis Technologies Liabilities. Except as set forth in subsections 2.2(c) and (d) or as specified otherwise in this Agreement or as mutually agreed upon by Axcelis Technologies and Eaton from time to time, effective as of Separation Date, and continuing to and including the earlier of December 31, 2000 and the Non-Controlled Group Date, Axcelis Technologies hereby becomes a contributing sponsor of and designates Axcelis Technologies Employees and Axcelis Technologies Transferred Employees as participants in each and all Eaton employee, fringe, compensation and other plans providing coverage and/or benefits to such employees immediately prior to the Separation Date. Axcelis Technologies shall pay (as set forth in the Transitional Services Agreement, if applicable), perform, fulfill and discharge, in accordance with their respective terms, all Plan Obligations and all Employment Obligations. If the Non-Controlled Group Date occurs before December 31, 2000, for the period beginning on the Non-Controlled Group Date and continuing to and including December 31, 2000, Axcelis Technologies shall adopt Health and Welfare Plans with provisions exactly the same as the provisions of the Eaton Health and Welfare Plans. As of January 1, 2001, Axcelis Technologies shall adopt the Axcelis Technologies Savings Plan and the Axcelis Technologies Health and Welfare Plans. Except with respect to the Eaton Savings Plan, Eaton shall not transfer to Axcelis Technologies any trust assets and other assets that relate to, arise out of or result from Axcelis Technologies' participation in each Eaton Plan.

         2.2      Establishment of Axcelis Technologies Plans.

                  (a) Health and Welfare Plans. Except as specified otherwise in this Agreement, effective as of January 1, 2001 (or such other date(s) as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall adopt and have effective the Axcelis Technologies Health and Welfare Plans. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, each of the foregoing Axcelis Technologies Plans as in effect shall be reasonably comparable in the aggregate to plans offered to their respective employees by other corporations engaged in a business comparable to the Axcelis Technologies Business. For the period from the Separation Date to the Non-Controlled Group Date, Axcelis Technologies Employees shall participate in the Eaton Plans at the cost and expense of Axcelis Technologies as determined under the Transitional Services Agreement. If the Non-Controlled Group Date occurs before December 31, 2000, for the period beginning on the Non-Controlled Group Date and continuing to and including December 31, 2000, Axcelis Technologies shall adopt Health and Welfare Plans with provisions exactly the same as the Eaton Health and Welfare Plans.

                  (b) Fringe Benefit Plans. Except as otherwise specified in this Agreement, effective as of January 1, 2001 (or such other date(s) as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall adopt and have effective such Fringe Benefit Plans as Axcelis Technologies deems appropriate. For the period beginning on the Separation Date and continuing to and including December 31, 2000, Axcelis Technologies Employees shall participate in the Eaton Fringe Benefit Plans in accordance with their respective terms at the cost and expense of Axcelis Technologies as determined under the Transitional Services Agreement.

                  (c) The Savings Plan. Except as specified otherwise in this Agreement, effective as of January 1, 2001 (or such other date(s) as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall adopt and have effective the Axcelis Technologies Savings Plan. As soon as administratively feasible on or after January 1, 2001, Eaton shall cause the Trustee of the Eaton Savings Plan to transfer to the Trustee of the Axcelis Technologies Savings Plan assets with a value equal to all account balances, vested and non-vested, of Axcelis Technologies Employees on or about (as determined by Eaton) the date the assets are transferred. All account balances of Axcelis Technologies Employees in the Eaton Savings Plan shall be vested on January 1, 2001 irrespective of the service rendered by such employees and shall be deemed vested in the Axcelis Technologies Savings Plan when received by the trust created pursuant to the Axcelis Technologies Savings Plan. Assets held in the Eaton Savings Plan in investment funds other than Eaton or Axcelis Technologies common stock shall be transferred to the Axcelis Technologies Savings Plan in cash. Assets held in the Eaton Savings Plan in the form of shares of Eaton and Axcelis Technologies common stock shall be transferred in the form of such shares of Eaton and Axcelis Technologies common stock. The Axcelis Technologies Savings Plan shall provide that participants in the Axcelis Technologies Savings Plan shall be permitted to maintain their Eaton common stock investments, if any, for a period of not greater than two (2) years but participants in the Axcelis Technologies Savings Plan shall not be permitted to direct the acquisition for their respective individual accounts of additional shares of Eaton common stock. On or before the date of the transfer of assets, Eaton shall cause Axcelis Technologies or its designee to receive or have access to records, statements and other administrative materials necessary for the proper crediting of transferred assets and the initial administration of the Axcelis Technologies Savings Plan. For the period from the Separation Date to the earlier (i) of January 1, 2001 and (ii) the Non-Controlled Group Date, Axcelis Technologies Employees shall participate in the Eaton Savings Plan in accordance with its terms as in effect on the Separation Date and from time to time thereafter (which specifically do not provide for Axcelis Technologies common stock as an available investment fund) at the cost and expense of Axcelis Technologies as determined under the Transitional Services Agreement.

                  (d) Defined Benefit Plan. For the period from the Separation Date to and including the earlier of December 31, 2000 and the Non-Controlled Group Date (or such other date(s) as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies Employees shall participate in the Eaton Defined Benefit Plan in accordance with its terms at the cost and expense of Axcelis Technologies as determined under the Transitional Services Agreement. After such earlier date, Axcelis Technologies may, but shall not be obligated to, adopt such Defined Benefit Plan as Axcelis Technologies, in its sole and complete discretion, determines appropriate. No assets or liabilities shall be transferred from the trust established with respect to the Eaton Defined Benefit Plan to any other trust, whether or not Axcelis Technologies adopts a defined benefit plan. Accrued benefits of Axcelis Technologies Employees in the Eaton Defined Benefit Plan shall be held in the Eaton Defined Benefit Plan and vested balances shall be distributed, if at all, in accordance with such plan's terms.

                  (e) Equity and Other Compensation. Except as specified otherwise in this Agreement, Axcelis Technologies shall adopt the Axcelis Technologies Stock Plan and the Stock Purchase Plan before the IPO Closing Date. Except as specified in Section 6.1 or otherwise in this Agreement, effective as of Distribution Date (or such other date(s) as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies may, but shall not be obligated to, adopt such long-term, other incentive or defined compensation plan(s) as Axcelis Technologies determines appropriate in its discretion. In no event may an Axcelis Technologies Plan provide for or allow for the issuance from Axcelis Technologies of any Axcelis Technologies capital stock prior to the Distribution Date.

                  (f) Other Plans. Except as otherwise specified in this Agreement, effective as of the earlier of January 1, 2001 or the Non-Controlled Group Date (or such other date(s) as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall adopt certain plans equivalent to the Eaton Plans that are specifically tied to its payroll practices, including, without limitation, a salary continuation and a personal time off plan. Axcelis Technologies shall also adopt the Eaton Section 125 Plan as its plan effective beginning on the Separation Date and continuing to and including December 31, 2000. Effective on the earlier of January 1, 2001, and the Non-Controlled Group Date, Axcelis Technologies shall adopt its own such plans and shall cease participation in the comparable Eaton plan. If the Non-Controlled Group Date occurs before December 31, 2000, for the period beginning on the Non-Controlled Group Date and continuing to and including December 31, 2000, Axcelis Technologies shall adopt plans contemplated by this subparagraph with provisions exactly the same as the corresponding Eaton plan.

         2.3 Axcelis Technologies Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Axcelis Technologies, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any Axcelis Technologies Plan, any benefit under any Axcelis Technologies Plan or any trust, insurance policy or funding vehicle related to any Axcelis Technologies Plan, or any employment or other service arrangement with Axcelis Technologies Employees or vendors (to the extent permitted by law).

         2.4      Axcelis Technologies' Participation in Eaton Plans.

                  (a) Participation in Eaton Plans. Except as otherwise specified in this Agreement or as Eaton and Axcelis Technologies may mutually agree, Axcelis Technologies shall, until the earlier of (i) Axcelis Technologies' adoption of a comparable plan and (ii) the Non-Controlled Group Date, continue to be a Participating Company in the Eaton Plans. Effective as of any date on or after the Separation Date and before the Non-Controlled Group Date (or such other date(s) as Eaton or Axcelis Technologies may mutually agree), any member of the Axcelis Technologies Group not described in the preceding sentence may, at its request and with the consent of Eaton and Axcelis Technologies, become a Participating Company in any or all of the Eaton Plans, to the extent that Axcelis Technologies has not yet established a corresponding Plan.

                  (b) Eaton's General Obligations as Plan Sponsor. To the extent that Axcelis Technologies is a Participating Company in any Eaton Plan, Eaton shall continue to administer, or cause to be administered, in accordance with its terms and applicable law, such Eaton Plan, and shall have the sole and absolute discretion and authority to interpret the Eaton Plan, as set forth therein. Eaton shall not amend any Material Feature of any Eaton Plan in which Axcelis Technologies is a Participating Company, except to the extent: (i) such amendment would not materially affect any coverage or benefits of Axcelis Technologies Employees or Axcelis

Technologies Transferred Employees under such Plan; (ii) Axcelis Technologies shall consent to such amendment and such consent shall not be unreasonably withheld; (iii) such amendment is necessary or appropriate to comply with applicable law; or (iv) such other amendments as shall equally apply to all then participants in such plan.

                  (c) Axcelis Technologies' General Obligations as Participating Company. Axcelis Technologies shall timely perform, with respect to its participation in the Eaton Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto or pursuant to the Transitional Services Agreement, including (without limitation):
(i) assisting in the administration of claims, to the extent requested by the claims administrator of the applicable Eaton Plan; (ii) fully cooperating with Eaton Plan auditors, benefit personnel and benefit vendors; (iii) preserving the confidentiality of all financial arrangements Eaton has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom Eaton has entered into an agreement relating to the Eaton Plans; (iv) preserving the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement; and (v) confirming and providing information necessary for the proper operation of Eaton's Human Resources Management System. Without limiting the foregoing, Axcelis Technologies shall timely provide to Eaton information necessary to Eaton to administer the vesting provisions of the Eaton Defined Benefit Plan with respect to Axcelis Technologies Employees after the Separation Date, including, but not limited to, the termination dates of each such Axcelis Technologies Employee who was a non-vested participant in the Eaton Defined Benefit Plan.

                  (d) Termination of Participating Company Status. Except as otherwise may be mutually agreed upon by Eaton and Axcelis Technologies, effective as of the Non-Controlled Group Date or such other date as Axcelis Technologies establishes a corresponding Plan (as specified in Section 2.2 or otherwise in this Agreement), Axcelis Technologies shall automatically cease to be a Participating Company in the corresponding Eaton Plan.

         2.5 Terms of Participation by Axcelis Technologies Employees and Axcelis Technologies Transferred Employees in Axcelis Technologies Plans.

                  (a) Non-Duplication of Benefits. Except as specified otherwise in this Agreement, as of the Separation Date, or other date that applies to any particular Axcelis Technologies Plan established thereafter, the Axcelis Technologies Plans shall be, with respect to Axcelis Technologies Employees and Axcelis Technologies Transferred Employees, in all respects the successors in interest to, be primarily responsible for Plan Obligations arising thereafter and shall not provide benefits that duplicate benefits already, or which in the ordinary course will be, paid or otherwise delivered by, the corresponding Eaton Plans. Eaton and Axcelis Technologies shall agree on methods and procedures, including amending the respective Plan documents, to prevent Axcelis Technologies Employees and Axcelis Technologies Transferred Employees from receiving duplicate benefits from the Eaton Plans and the Axcelis Technologies Plans.

                  (b) Service Credit. Except as otherwise specified in this Agreement, with respect to Axcelis Technologies Employees and Axcelis Technologies Transferred Employees, each Axcelis Technologies Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Separation Date, were recognized under the corresponding Eaton Plan shall, as of the date the relevant Axcelis Technologies Plan is established, receive full recognition and credit and be taken into account under such Axcelis Technologies Plan to the same extent as if such items occurred under such Axcelis Technologies Plan, except to the extent that duplication of benefits would result. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date" or "eligibility date" rules under the Axcelis Technologies Plans and the Eaton Plans.

         2.6 Claims Administration. From the date of this Agreement through the later of January 1, 2001 and the Distribution Date the management of the Plans shall be conducted under the supervision of the plan administrator appointed for such purpose under each of the respective Plans by Eaton, and claims made by participants shall be made, adjudicated and appealed in accordance with the respective Plan's claim procedure.

         2.7 Foreign Plans. Axcelis Technologies and Eaton each intend that matters, issues, or Plan Obligations relating to, arising out of or resulting from Foreign Plans and non-U.S.-related employment matters be handled in a manner that is consistent with comparable U.S. matters, issues or Plan Obligations as reflected in this Agreement (to the extent permitted by applicable law or as otherwise specified in the applicable Section or Schedule thereto or Schedule 2.7). Axcelis Technologies Employees participating in the Cutler Hammer Europa Ltd. Pension Scheme ("CHE") pension plan and the Save as You Earn Scheme (as set forth on Schedule 2.7) (each in the UK) as of the Separation Date will not be eligible to participate in such plans after the Distribution Date. Eaton and Axcelis Technologies shall cause the establishment of and permit participation after the Distribution of such employees in Group Personal Pension Plans or Defined Contribution Plans in a form mutually acceptable to Eaton and Axcelis Technologies and at employer and company contribution rates having regard to comparable benefits at retirement to the CHE and Save as You Earn Plans.

                                   ARTICLE III

                             QUALIFIED PENSION PLANS

         3.1      Defined Contribution and 401(k) Plan.

                  (a) Savings Plan Trust. Effective as of January 1, 20001 (or such other date as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code Section 501(a)(1), and to form the Axcelis Technologies Savings Plan.

                  (b) Savings Plan: Assumption of Liabilities and Transfer of Assets. Effective as of January 1, 2001 (or such other date as Eaton and Axcelis Technologies may mutually agree) and subject to Section 2.2(c): (i) the Axcelis Technologies Savings Plan shall assume and be solely responsible for all Plan Obligations relating to, arising out of or resulting from the participation by Axcelis Technologies Employees and Axcelis Technologies Transferred Employees in the Eaton Savings Plan; and (ii) Eaton shall cause the accounts of the Axcelis Technologies Employees and the Axcelis Technologies Transferred Employees under the Eaton Savings Plan that are held by its related trust to be transferred to the Axcelis Technologies Savings Plan and its related trust, and Axcelis Technologies shall cause such transferred accounts to be accepted by such Plan and its related trust. Effective as of January 1, 2001 (or such other date as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall enter into agreements to accomplish such assumption and transfer, the maintenance of the necessary participant records, the appointment of an initial trustee under the Axcelis Technologies Savings Plan and the engagement of an initial record keeper under the Axcelis Technologies Savings Plan. Axcelis Technologies and Eaton shall use commercially reasonable efforts to accomplish the establishment of the Savings Plan and related trust spin-off.

                  (c) Stock Considerations. Axcelis Technologies and Eaton shall assume sole responsibility for ensuring that their respective company stock funds, and underlying employer securities held in each such fund, are maintained in compliance with all applicable SEC and other requirements. The Axcelis Technologies Savings Plan shall permit the participants to maintain investments in Eaton Technologies common stock for a period of up to two years.

                  (d) No Distribution to Axcelis Technologies Transferred Employees. The Eaton Savings Plan and the Axcelis Technologies Savings Plan shall provide that no distribution of account balances shall be made to any Axcelis Technologies Employee or Axcelis Technologies Transferred Employee solely on account of the Axcelis Technologies Group ceasing to be an Affiliated Company of the Eaton Group as of the Non-Controlled Group Date.

         3.2      Defined Benefit Plan.

                  (a) Defined Benefit. Effective as of the earlier of December 31, 2000 and the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies Employees shall cease to be participants in the Eaton

Defined Benefit Plan. All accrued benefits of Axcelis Technologies Employees shall be held by the Eaton Defined Benefit Plan and administered in accordance with the terms of the Eaton Defined Benefit Plan, provided (i) service rendered to Axcelis Technologies after the Non-Controlled Group Date by Axcelis Technologies Employees and Axcelis Technologies Transferred Employees who formerly participated in the Eaton Defined Benefit Plan will be credited for vesting purposes under the Eaton Defined Benefit Plan and (ii) an Axcelis Technologies Employee or an Axcelis Technologies Transferred Employee who formerly participated in the Eaton Defined Benefit Plan who is employed by Axcelis Technologies on the second anniversary of the Distribution Date shall be fully vested under the Eaton Defined Benefit Plan regardless of the number of years of service actually rendered. The Eaton Defined Benefit Plan shall be administered in accordance with its terms with respect to determining whether the disposition of Eaton of all or any portion of its ownership interest in Axcelis Technologies causes a separation from service for purposes of making distributions to participants under the Eaton Defined Benefit Plan then eligible to receive benefits under the Eaton Defined Benefit Plan.

                                   ARTICLE IV

                               NON-QUALIFIED PLAN

         4.1      Deferred Compensation Plan.

                  (a) Amounts Accrued Under Eaton Deferred Compensation Plans. Amounts accrued under Eaton Deferred Compensation Plans on behalf of Axcelis Technologies Employees shall be the sole responsibility of Eaton and such amounts shall be paid by Eaton in accordance with the terms of such plans or an Eaton Severance Agreement. Axcelis Technologies shall not be obligated with respect to any Eaton Deferred Compensation Plan.

                  (b) Axcelis Technologies Deferred Compensation Plans. From and after the Distribution Date, Axcelis Technologies may, but shall not be obligated to, establish deferred compensation plans, programs or arrangements as Axcelis Technologies deems appropriate in its discretion.

                                    ARTICLE V

                            HEALTH AND WELFARE PLANS

         5.1      Health Plans as of the Non-Controlled Group Date.

                  (a) Axcelis Technologies Health Plans. As of January 1, 2001 (or such other date(s) as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall have established the Axcelis Technologies Health Plans listed on Schedule 5.1(a), and Axcelis Technologies shall cease to be a Participating Company in the Eaton Health Plans. If the Non-Controlled Group Date occurs prior to December 31, 2000, for the period beginning on the Non-Controlled Group Date and continuing to and including December 31, 2000, Axcelis Technologies shall adopt Health Plans with provisions exactly the same as the Eaton Health Plan. After their respective adoptions, Axcelis Technologies shall be solely responsible for the administration of the Axcelis Technologies Health Plans, including the payment of all employer-related costs in establishing and maintaining the Axcelis Technologies Health Plans responsibilities, and for the collection and remittance of employee premiums, subject to Section 8.2.

                  (b) Vendor Arrangements. Eaton and Axcelis Technologies shall each use commercially reasonable efforts for and on behalf of Axcelis Technologies to procure, effective as of January 1, 2001 (or such other date(s) as Eaton and Axcelis Technologies may mutually agree): (i) third party ASO contracts which are comparable in the aggregate in all Material Features to the ASO contracts entered into by Eaton, as set forth in Schedule 5.1(b)(i) (the "ASO Contracts"); (ii) group insurance policies which are reasonably comparable in the aggregate to plans offered to their employees by other corporations engaged in a business comparable to the Axcelis Technologies Business; and (iii) HMO agreements which are comparable in the aggregate to HMO agreements offered to their employees by other corporations engaged in a business comparable to the Axcelis Technologies Business. In each case, Axcelis Technologies shall, as of January 1, 2001 (or such other date as Eaton and Axcelis Technologies may mutually agree), establish, adopt and/or implement such contracts, agreements or arrangements. Axcelis Technologies may elect to discontinue any or all such contracts, agreements or arrangements after the Distribution Date in accordance with Section 2.3.

                  (c)      Continuance of Elections, Co-Payments and Maximum
Benefits.

                  Beginning on the Separation Date and continuing until January 1, 2001 or such other date as Axcelis Technologies and Eaton may mutually agree, Axcelis Technologies shall cause the Axcelis Technologies Health Plans to recognize and maintain all coverage and contribution elections made by Axcelis Technologies Employees and Axcelis Technologies Transferred Employees under the Eaton Health Plans and apply such elections under the Axcelis Technologies Health Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment between Eaton to Axcelis Technologies at any time upon or before the Distribution Date shall neither constitute nor be treated as a "status change" or termination of employment under the Eaton Health Plans or the Axcelis Technologies Health Plans.

                  (d) HCFA. As of the Separation Date (or such other date as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall assume all Plan

Obligations relating to, arising out of or resulting from claims, if any, under the HCFA data match reports that relate to Axcelis Technologies Employees and Axcelis Technologies Transferred Employees.

         5.2 Health Plans from the Separation Date through the Non-Controlled Group Date. Except as otherwise agreed by Eaton and Axcelis Technologies, for the period beginning with the Separation Date and ending on the Non-Controlled Group Date (or such other period as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall be a Participating Company in the Eaton Health Plans listed on Schedule 5.2. Eaton shall administer claims incurred under the Eaton Health Plans by Axcelis Technologies Employees before the Non-Controlled Group Date but only to the extent that Axcelis Technologies has not, before the Non-Controlled Group Date, established and assumed administrative responsibility for a corresponding Health Plan. Any determination made or settlements entered into by Eaton with respect to such claims shall be final and binding. Axcelis Technologies shall reimburse Eaton for any and all direct and indirect costs and expenses associated with its participation in the Eaton Health Plans, subject to Section 8.1.

         5.3      Group Life Plan.

                  (a) Axcelis Technologies' Participation in Eaton Group Life Plan. Axcelis Technologies shall, until the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree), continue to be a Participating Company in the Eaton Group Life Plan. Axcelis Technologies shall cease to be a Participating Company in the Eaton Group Life Plan coincident with the Non-Controlled Group Date. Axcelis Technologies shall reimburse Eaton for any and all direct and indirect costs and expenses associated with its participation in the Eaton Group Life Plan, subject to
Section 8.1.

                  (b) Axcelis Technologies' Establishment of Axcelis Technologies Group Life Plan. Eaton and Axcelis Technologies shall each use commercially reasonable efforts to procure an arrangement on behalf of Axcelis Technologies for a Group Life Plan which shall be reasonably comparable to life plans offered by other corporations engaged in a business comparable to the Axcelis Technology Business and is financially, administratively and legally practicable. Axcelis Technologies will reimburse Eaton for its direct and indirect costs and expenses associated with its procurement, preparation, and implementation of the Axcelis Technologies Group Life Plan, subject to
Section 8.1.

         5.4      AD&D Plan.

                  (a) Axcelis Technologies' Participation in Eaton AD&D Plan. Axcelis Technologies shall, until the earlier of December 31, 2000 and the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree), continue to be a Participating Company in the Eaton AD&D Plan. Axcelis Technologies shall cease to be a Participating Company in the Eaton AD&D Plan coincident with such earlier applicable date. Axcelis Technologies shall reimburse Eaton for any and all direct and indirect costs and expenses associated with its participation in the Eaton AD&D Plan, subject to
Section 8.2.

                  (b) Axcelis Technologies' Establishment of Axcelis Technologies AD&D Plan. Eaton and Axcelis Technologies shall each use commercially reasonable efforts to procure an arrangement on behalf of Axcelis Technologies for an AD&D Plan which shall be comparable in the aggregate reasonably comparable in the aggregate to plans offered to their employees by other corporations engaged in a business comparable to the Axcelis Technologies Business. Axcelis Technologies will reimburse Eaton for its direct and indirect costs and expenses associated with its procurement, preparation and implementation of the Axcelis Technologies AD&D Plan, subject to Section 8.1.

         5.5 Severance Plan. Axcelis Technologies shall, until the earlier of December 31, 2000 or the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree), continue to be a Participating Company in the Eaton Severance Plan. Axcelis Technologies shall cease to be a Participating Company in the Eaton Severance Plan coincident with such earlier applicable date. If Axcelis Technologies so elects, Eaton will assist Axcelis Technologies in establishing the Axcelis Technologies Severance Plan. Axcelis Technologies will reimburse Eaton for any and all direct and indirect payments, costs and expenses related to its participation in the Eaton Severance Plan and Eaton's preparation and implementation of the Axcelis Technologies Severance Plan, subject to Section 8.1. None of the Separation, the IPO, the Non-Controlled Group Date or the Distribution shall be an event giving rise to severance payments under the Eaton Severance Plan or the Axcelis Technologies Severance Plan.

         5.6      Disability Plans.

                  (a) Short-Term Disability Plan. Effective on the earlier of December 31, 2000 or the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall implement or cause to be implemented, the Axcelis Technologies Short-Term Disability Plan. Eaton will administer Axcelis Technologies' Short-Term Disability Plan through the earlier of December 31, 2000 or the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree). Axcelis Technologies shall reimburse Eaton for its costs and expenses associated with such administration, subject to Section 8.1.

                  (b) Long-Term Disability Plan. Axcelis Technologies shall, until the earlier of December 31, 2000 or the Non-Controlled Group Date (or such other date as Axcelis Technologies and Eaton may mutually agree), continue to be a Participating Company in the Eaton Long-Term Disability Plan. Eaton and Axcelis Technologies shall each use commercially reasonable efforts for and on behalf of Axcelis Technologies to procure, effective as of January 1, 2001 (or such other date as Eaton and Axcelis Technologies may mutually agree), an Axcelis Technologies Long-Term Disability Plan. Axcelis Technologies will reimburse Eaton for any and all direct and indirect costs and expenses associated with its participation in the Eaton Long-Term Disability Plan and Eaton's assistance in procuring, preparing, and implementing the Axcelis Technologies Long-Term Disability Plan, subject to Section 8.2.

         5.7 Business Travel Accident Insurance. Through the earlier of December 31, 2000 or the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall remain a Participating Company in the Eaton Business Travel Accident Insurance policy. Eaton shall be responsible for administering or causing to be administered the Eaton Business Travel Accident Insurance policy with respect to

Axcelis Technologies Employees. Axcelis Technologies shall reimburse Eaton for any and all direct and indirect expenses and costs associated with its participation in the Eaton Business Travel Accident Insurance policy, subject to
Section 8.2. Eaton and Axcelis Technologies shall each use commercially reasonable efforts for and on behalf of Axcelis Technologies to procure a Business Travel Accident Insurance policy which shall be reasonably comparable in the aggregate to plans offered to their employees by other corporations engaged in a business comparable to the Axcelis Technologies Business, effective as of January 1, 2000 (or such other date as Eaton and Axcelis Technologies may mutually agree). Effective as of January 1, 2001, Axcelis Technologies shall be solely responsible for maintaining its own Business Travel Accident Insurance policy.

         5.8 Section 125 Plan. Through the earlier of December 31, 2000 and the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies and designated members of the Axcelis Technologies Group shall remain Participating Companies in the Eaton
Section 125 Plan. The existing elections for Axcelis Technologies Employees participating in the Eaton Section 125 Plan and for newly-eligible Axcelis Technologies Employees who elect to participate in the Eaton Section 125 Plan shall remain in effect through December 31, 2000 (or such other date as Eaton and Axcelis Technologies may mutually agree). Effective on January 1, 2001 (or such other date immediately following the date that Axcelis Technologies' participation in the Eaton Section 125 Plan terminates), Axcelis Technologies shall establish, or cause to be established, the Axcelis Technologies Section 125 Plan and Axcelis Technologies shall be solely responsible for the Axcelis Technologies Section 125 Plan. Eaton will administer, or cause to be administered, the Eaton Section 125 Plan for Axcelis Technologies Employees and the Axcelis Technologies Section 125 Plan through such date as Eaton and Axcelis Technologies may mutually agree. Axcelis Technologies shall reimburse Eaton for any and all direct and indirect expenses and costs attributable to Axcelis Technologies Employees, subject to Section 8.2.

         5.9 COBRA. Eaton shall be responsible through the earlier of December 31, 2000 and the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree) for compliance with the health care continuation coverage requirements of COBRA and the Eaton Health and Welfare Plans with respect to Axcelis Technologies Employees, Axcelis Technologies Transferred Employees and qualified beneficiaries (as such term is defined under COBRA). Axcelis Technologies shall be responsible for providing Eaton with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such terms are defined under COBRA) and alternate recipients pursuant to QMCSO, in accordance with applicable Eaton COBRA policies and procedures. As soon as administratively practicable after the earlier of December 31, 2000 or the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree), Eaton shall provide Axcelis Technologies (through hard copy, electronic format or such other mechanism as is appropriate under the circumstances) with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to the Axcelis Technologies Group and the relevant information pertaining to their coverage elections and remaining COBRA time periods. Effective as of the earlier of January 1, 2001 and the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the Axcelis Technologies Health and

Welfare Plans for Axcelis Technologies Employees and Axcelis Technologies Transferred Employees and their qualified beneficiaries (as such term is defined under COBRA).

         5.10 Administrative Services. To the extent not provided otherwise in this Article, Eaton shall provide certain administrative services to Axcelis Technologies in conjunction with both the Eaton and Axcelis Technologies Health and Welfare Plans in such manner and for such period as Eaton and Axcelis Technologies may mutually agree. Axcelis Technologies shall compensate Eaton for any and all such services as provided in the Transitional Services Agreement, subject to Section 8.2.

         5.11 Foreign Plans. Eaton and Axcelis Technologies each will make reasonable efforts to amend each contract with a foreign third-party administrator/government agency that relates to any of Eaton's Health and Welfare Plans in existence as of the date of this Agreement to permit Axcelis Technologies to have its own contracts after the Distribution Date. In those cases where the above is not possible due to governmental restrictions or plan provisions or other reasons, reasonable efforts will be made by Eaton and Axcelis Technologies to identify similar plans for participation by Axcelis Technologies employees.

                                   ARTICLE VI

                          EQUITY AND OTHER COMPENSATION

         6.1 Bonus Plan. Except as may be provided in an Eaton Severance Agreement, employees of the Axcelis Technologies Business (including, for this purpose, any employees of Eaton who are designated as employees of the Axcelis Technologies Business for purposes of the Separation) shall cease their participation in the Eaton plans providing annual and multi-year incentive compensation opportunities, and each other compensation plan as of the Separation Date. Payment of amounts earned by Axcelis Technologies Employees or Axcelis Technologies Transferred Employees under the Eaton annual and multi-year incentive compensation plan(s) previously covering such employees shall be the responsibility of Axcelis Technologies. Effective as of the Separation Date (or such other date as Eaton and Axcelis Technologies may mutually agree), Axcelis Technologies shall establish the Axcelis Technologies Bonus Plan for Axcelis Technologies Employees and Axcelis Technologies Transferred Employees for Axcelis Technologies fiscal period(s) beginning on and after the Separation Date (or such other date as Eaton and Axcelis Technologies may mutually agree), to be administered at the direction of the Axcelis Technologies Board of Directors.

         6.2      Eaton Options.

                  (a) (i) Option Assumption by Axcelis Technologies. If Eaton disposes of its interests in Axcelis Technologies by a dividend to Eaton shareholders, at the Distribution Date (or such later date as Eaton and Axcelis Technologies may mutually agree), each outstanding Eaton Option held by Axcelis Technologies Transferred Employees, whether vested or unvested, shall be, in connection with the Distribution, assumed by Axcelis Technologies. Each Eaton Option so assumed by Axcelis Technologies shall continue to have, and be subject to, the same terms and conditions as are set forth in the Eaton Stock Plans and as provided in the respective option agreements governing such Eaton Option as of the Distribution Date (or such other date as Eaton and Axcelis Technologies may mutually agree), except that (i) such Eaton Option shall be exercisable for that number of whole shares of Axcelis Technologies common stock equal to the quotient of the number of shares of Eaton common stock that were issuable upon exercise of such Eaton Option as of the Distribution Date divided by the Ratio, rounded down to the nearest whole number of shares of Axcelis Technologies common stock, and (ii) the per share exercise price for the shares of Axcelis Technologies common stock issuable upon exercise of such assumed Eaton Option shall be equal to the product determined by multiplying the exercise price per share of Eaton common stock at which such Eaton Option was exercisable as of the Distribution Date by the Ratio, rounded up to the nearest whole cent.

                           (ii)     Assumption Criteria.  The assumption of
Eaton Options by Axcelis Technologies pursuant to Subsection 6.2(a) shall meet the following criteria: (i) the aggregate intrinsic value of the assumed Eaton Options immediately after the assumption shall not be greater than such value immediately before the assumption; (ii) with respect to each such assumed Eaton Option, the Ratio of the exercise price per share to the Axcelis Technologies Stock Value of the assumed Eaton Options immediately after the assumption shall not be less than the Ratio of the exercise price per share to the Eaton Stock Value immediately before the assumption; and (iii) the vesting and option term of the assumed Eaton Options shall not be changed. If any assumed option has vesting provisions based on performance, the substituted option shall also have performance vesting criteria reasonably comparable as determined by the Axcelis Technologies Board of Directors.

                  (b) If Eaton disposes of its interest in Axcelis Technologies in a transaction which is not a dividend to its shareholders, Eaton and Axcelis Technologies shall use their best efforts to make arrangements with respect to Eaton options as are in Eaton's judgment necessary or desirable under the terms of such disposition transaction.

                  (c) Certain Non-U.S. Optionees. Except as may otherwise be agreed upon by Eaton and Axcelis Technologies and/or as set forth in Schedule 6.2, this Section 6.2 shall govern the treatment of Eaton Options held by non-U.S. Axcelis Technologies Transferred Employees.

         6.3 Stock Purchase Plan. On or after the Distribution Date, Axcelis Technologies Employees and Axcelis Technologies Transferred Employees may be eligible to begin purchases of Axcelis Technologies common stock under the Stock Purchase Plan. In no event may any stock purchases or orders to purchase be consummated under the Stock Purchase Plan prior to the Distribution Date.

                                   ARTICLE VII

                            FRINGE AND OTHER BENEFITS

         7.1 Employee Assistance Program. Axcelis Technologies shall use commercially reasonable efforts for and on behalf of Axcelis Technologies to procure, effective as of the January 1, 2001 (or such other date as Eaton and Axcelis Technologies may mutually agree), a contract with a service provider that provides coverage to or for an Axcelis Technologies Employee Assistance Program. Axcelis Technologies shall cease to be a Participating Company in the Eaton Employee Assistance Program coincident with Axcelis Technologies' establishment of the Axcelis Technologies Employee Assistance Program. Axcelis Technologies shall reimburse Eaton for any and all direct and indirect costs and expense associated with its participation in the Eaton Employee Assistance Program.

         7.2 Educational Assistance Program. Effective as of January 1, 2001 (or such other date as Axcelis Technologies and Eaton may mutually agree), Axcelis Technologies shall provide an Axcelis Technologies Educational Assistance Program to Axcelis Technologies Employees which is reasonably comparable to the Educational Assistance Program provided to Axcelis Technologies Employees prior to the Separation Date. Axcelis Technologies shall cease to be a Participating Company in the Eaton Educational Assistance Program coincident with Axcelis Technologies' establishment of the Axcelis Technologies Educational Assistance Program. At such time, any and all outstanding approved reimbursements under the Eaton Educational Assistance Program for Axcelis Technologies Employees shall be made by Axcelis Technologies. Furthermore, Axcelis Technologies shall reimburse Eaton for any and all direct and indirect costs and expenses associated with its participation in the Eaton Educational Assistance Program.

         7.3 Other Benefits. To the extent that Eaton maintains, sponsors or provides other fringe benefits as specified in Schedule 7.3 to its eligible employees, then Eaton shall, to the extent permitted by law, continue to make such benefits available to Axcelis Technologies Employees on substantially similar terms and conditions as are offered to the employees of the Eaton Group through the Distribution Date (or such other date upon which Axcelis Technologies and Eaton mutually agree). Axcelis Technologies shall reimburse Eaton for any and all direct and indirect costs and expenses associated with, arising out of or resulting from providing such other fringe benefits to its employees, subject to Section 8.2. Axcelis Technologies and Eaton shall each use commercially reasonable efforts to mutually agree on whether, when and on what terms any member of the Axcelis Technologies Group shall maintain, sponsor or offer fringe benefits after the Distribution Date.

         7.4 Administrative Services. To the extent not provided otherwise in this Article, Eaton shall provide certain administrative services to Axcelis Technologies in conjunction with both the Eaton and the Axcelis Technologies Fringe Benefit Plans in such manner and for such period as Eaton and Axcelis Technologies may mutually agree. Axcelis Technologies shall compensate Eaton for any and all such services as provided for in the Transitional Services Agreement, subject to Section 8.1.

                                  ARTICLE VIII

                            ADMINISTRATIVE PROVISIONS

         8.1      Payment of Liabilities, Plan Expenses and Related Matters.

                  (a) Expenses and Costs Chargeable to a Trust. Effective as of the Separation Date, Axcelis Technologies shall pay its share of any contributions made to or expenses incurred by any trust maintained in connection with any Eaton Plan while Axcelis Technologies is a Participating Company in that Eaton Plan.

                  (b) Contributions to Trusts. Eaton shall use reasonable procedures to determine the allocable share of Axcelis Technologies contributions to and expenses incurred by the respective trusts established under the Eaton Defined Benefit Plan and the Eaton Savings Plan, Health and Welfare and other plans in which Axcelis Technologies Employees and Axcelis Technologies Transferred Employees then participate.

                  (c) Administrative Expenses Not Chargeable to a Trust. Effective as of the Separation Date, to the extent not charged pursuant to the Transitional Services Agreement (as contemplated by Section 8.1) or another Ancillary Agreement, to the extent not otherwise agreed to in writing by Eaton and Axcelis Technologies and to the extent not chargeable to a trust established in connection with an Eaton Plan (as provided in paragraph 8.1(a)), Axcelis Technologies shall be responsible, through either direct payment or reimbursement to Eaton in accordance with Section 5.6 of the Separation Agreement and/or in accordance with the Transitional Services Agreement as applicable, for its allocable share of actual third party and/or vendor costs and expenses incurred by Eaton and additional costs and expenses, subject to the methodology determined by Eaton in the administration of (i) the Eaton Plans while Axcelis Technologies participates in such Eaton Plans, and (ii) the Axcelis Technologies Plans, to the extent Eaton procures, prepares, implements and/or administers such Axcelis Technologies Plans. To the extent not otherwise determinable through direct allocation of costs and expenses, Axcelis Technologies' allocable share of such costs and expenses will be based on the number of Axcelis Technologies Employees then participating as a percentage of total Eaton employees then participating.

         8.2 Sharing of Participant Information. In addition to the responsibilities and obligations of Eaton and Axcelis Technologies contemplated by the Separation Agreement for non-U.S. locations, Eaton and Axcelis Technologies shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Eaton Plans and the Axcelis Technologies Plans during the respective periods applicable to such Plans as Eaton may determine. Eaton and Axcelis Technologies and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration, provided that each recipient of such information shall provide the same confidential treatment to such information as it would to such information of its own.

         8.3 Reporting and Disclosure Communications to Participants. While Axcelis Technologies is a Participating Company in the Eaton Plans, Axcelis Technologies shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Eaton Plan-related communications and materials to Axcelis Technologies Employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the Eaton Plans and Axcelis Technologies Plans. Axcelis Technologies shall assist Eaton in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports for the Eaton Plans and plan audits, where applicable.

         8.4 Audits Regarding Vendor Contracts. From the period beginning as of the Separation Date and ending on such date as Eaton and Axcelis Technologies may mutually agree (but no later than three years after the Distribution Date), Eaton and Axcelis Technologies and their duly authorized representatives shall have the right upon mutually agreeable terms to conduct joint audits with respect to any vendor contracts that relate to both the Eaton Health and Welfare Plans and the Axcelis Technologies Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Prior to the commencement of any audit, Eaton and Axcelis Technologies shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements and the manner in which costs and expenses incurred in connection with such audits will be shared.

         8.5 Employee Identification Numbers. Until the Distribution Date (or such other date as Eaton and Axcelis Technologies may mutually agree), Eaton and Axcelis Technologies shall not change any employee identification numbers assigned by Eaton. Eaton and Axcelis Technologies will establish a policy pursuant to which employee identification numbers assigned to either employees of Eaton or Axcelis Technologies shall not be duplicated between Eaton and Axcelis Technologies.

         8.6 Beneficiary Designation. On or before the Non-Controlled Group Date Axcelis Technologies shall (i) advise Axcelis Technologies Employees of its adoption of new plans and (ii) solicit Axcelis Technologies Employees to provide current beneficiary designation forms.

         8.7 Requests for IRS and DOL Opinions. Eaton and Axcelis Technologies shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate in regard to any matter covered by this Agreement. Axcelis Technologies and Eaton shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Eaton and/or Axcelis Technologies elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.

         8.8 Fiduciary Matters. Eaton and Axcelis Technologies acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and that no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

         8.9 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Eaton and Axcelis Technologies shall use commercially reasonable efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Eaton and Axcelis Technologies shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

         8.10 Foreign Plans; Requests for Foreign Government Authority Rulings. Axcelis Technologies shall cooperate fully with Eaton on any issue relating to the transactions contemplated by this Agreement for which Eaton elects to seek a determination letter, private letter ruling or advisory opinion from a foreign government authority with respect to any of the Axcelis Technologies Plans relating to the transactions contemplated by this Agreement.

                                   ARTICLE IX

                           EMPLOYMENT-RELATED MATTERS

         9.1 Terms of Axcelis Technologies Employment. All basic terms and conditions of employment for Axcelis Technologies Employees and Axcelis Technologies Transferred Employees, including without limitation their pay and benefits in the aggregate, shall remain reasonably comparable to the pay and benefits offered to their employees by other corporations engaged in the Axcelis Technology Business through December 31, 2003 or the Non-Controlled Group Date. In addition, nothing in the Separation Agreement, an Eaton Severance Agreement, this Agreement or any other Ancillary Agreement shall be construed to change the at-will status of the employment of any of the employees of the Eaton Group or the Axcelis Technologies Group.

         9.2 HR Data Support Systems. Eaton shall provide human resources data support for Axcelis Technologies Employees and Axcelis Technologies Transferred Employees to the extent and under the terms and conditions set forth in the Transitional Services Agreement.

         9.3 Employment of Employees with U.S. Work Visas. Axcelis Technologies Employees with U.S. work visas authorizing them to work for Axcelis Technologies will continue to hold work authorization for the Axcelis Technologies Group after the Separation Date. Axcelis Technologies will request and process all necessary amendments to the nonimmigrant visa status of Axcelis Technologies Employees and Axcelis Technologies Transferred Employees with U.S. work visas authorizing them to work for Eaton, to obtain authorization to work for Axcelis Technologies.

         9.4 Confidentiality and Proprietary Information. No provision of this Agreement, the Separation Agreement or any other Ancillary Agreement shall be deemed to release any individual from his or her obligations under any agreement relating to confidential or proprietary information of any member of the Eaton Group, or otherwise relieve any individual of his or her obligations under any non-competition agreement.

         9.5 Personnel Records. Subject to applicable laws on confidentiality and data protection, Eaton shall make available to Axcelis Technologies prior to the earlier of December 31, 2000 and the Non-Controlled Group Date (or such other date as Eaton and Axcelis Technologies may mutually agree), personnel records of Axcelis Technologies Employees and Axcelis Technologies Transferred Employees to the extent such records relate to Axcelis Technologies Employees' and Axcelis Technologies Transferred Employees' active employment by, unpaid leave of absence from or termination of employment with Axcelis Technologies, provided that each recipient of such information shall provide confidential treatment to such information as it would to such information of its own. Axcelis Technologies shall fully reimburse Eaton for any and all direct and indirect costs and expenses associated with making such records available, subject to Section 8.1.

         9.6 Medical Records. Subject to applicable laws on confidentiality and data protection, Eaton shall make available to Axcelis Technologies prior to the earlier of December 31, 2000 or the Non-Controlled Group Date (or such other date as Eaton and Axcelis

Technologies may mutually agree), medical records of Axcelis Technologies Employees and Axcelis Technologies Transferred Employees to the extent such records (a) relate to Axcelis Technologies Employees' and Axcelis Technologies Transferred Employees' active employment by, leave of absence from, or termination of employment with Axcelis Technologies, and (b) are necessary to administer and maintain employee benefit plans, including Axcelis Technologies Health Plans and Axcelis Technologies workers' compensation plans, and for determining eligibility for paid and unpaid leaves of absence for medical reasons. Axcelis Technologies shall fully reimburse Eaton for any and all direct and indirect costs and expenses associated with making such records available.

         9.7      Unemployment Insurance Program.

                  (a) Claims Administration Through December 31, 2000. Unless otherwise directed by Axcelis Technologies, Eaton and Axcelis Technologies shall each use commercially reasonable efforts to cause Axcelis Technologies to receive service from Eaton's third party unemployment insurance administrators through December 31, 2000 (or such other date as Eaton and Axcelis Technologies may mutually agree). Axcelis Technologies shall reimburse Eaton for its allocable share of fees and related costs and expenses paid by Eaton to its third party unemployment insurance administrator for services rendered during such period, pursuant to the Transitional Services Agreement. Axcelis Technologies shall cooperate with the unemployment insurance administrator by providing any and all necessary or appropriate information reasonably available to Axcelis Technologies.

                  (b) Claim Administration After December 31, 2000. Before December 31, 2000, Eaton and Axcelis Technologies shall use commercially reasonable efforts for and on behalf of Axcelis Technologies to procure an agreement with Eaton's third party unemployment insurance administrator to administer all unemployment compensation claims of Axcelis Technologies Transferred Employees and Axcelis Technologies Employees, regardless of when such claims were filed. Axcelis Technologies shall reimburse Eaton for any and all direct and indirect costs and expenses associated with such procurement, subject to the Transitional Services Agreement.

         9.8 Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement, the Separation Agreement or any other Ancillary Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any Axcelis Technologies Employee, Axcelis Technologies Transferred Employee or other former, present or future employee of Eaton or Axcelis Technologies under any Eaton Plan or Axcelis Technologies Plan or otherwise. Without limiting the generality of the foregoing: (a) none of the Separation, the IPO or the Distribution, nor the termination of the Participating Company status of Axcelis Technologies or any member of the Axcelis Technologies Group shall cause any employee to be deemed to have incurred a termination of employment unless required by applicable law; and (b) no transfer of employment between Eaton and Axcelis Technologies shall be deemed a termination of employment for any purpose hereunder.

         9.9 Employment Claims. Axcelis Technologies shall have the sole responsibility for all employment-related claims, including benefit-related claims other than claims for breach of fiduciary duty relating to or for benefits due under the Eaton Defined Benefit Plan, regarding



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

Axcelis Technologies Employees and Axcelis Technologies Transferred Employees that came into existence before, were made before, came into existence after or were made after the Separation Date relating to, arising out of or resulting from their employment as a part of Eaton.

         9.10 Foreign Works Councils and Employee Associations. To the extent any provision of this Agreement is contrary to the provisions of any Works Council/Collective Bargaining/Employee Association agreement to which Eaton or any Affiliated Company of Eaton is a party, the terms of such agreement shall prevail. Should any provisions of this Agreement be deemed by any appropriate authority to be a mandatory subject for any works council/collective bargaining/employee association, Eaton may be obligated to communicate/bargain with the respective party representing affected employees concerning those subjects, and the outcome thereof shall be binding on Axcelis as between Eaton and Axcelis.


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

                                    ARTICLE X

                                  MISCELLANEOUS


         10.1 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

         10.2 Affiliates. Each of Eaton and Axcelis Technologies shall cause to be performed any and all actions of the Eaton Group or the Axcelis Technologies Group, respectively, required to be performed by this Agreement.

         10.3 Limitation of Liability. EXCEPT TO THE EXTENT, IF ANY, SPECIFICALLY PROVIDED HEREIN, IN THE SEPARATION AGREEMENT OR IN ANY OTHER ANCILLARY AGREEMENT, IN NO EVENT SHALL ANY MEMBER OF THE EATON GROUP OR THE AXCELIS GROUP BE LIABLE TO ANY OTHER MEMBER OF THE EATON GROUP OR THE AXCELIS GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN ANY ANCILLARY AGREEMENT PROVIDING FOR INDEMNIFICATION OR INSURANCE.

         10.4 Governing Law. To the extent not preempted by applicable federal law, including, without limitation, ERISA, the Code and applicable securities laws, this Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the local laws of the State of Ohio, excluding its conflict of law rules. The United States District Court for the Northern District of Ohio shall have jurisdiction and venue over, and shall be the sole court used by the parties to initiate resolution of, all disputes between the parties that are permitted to be brought in a court of law pursuant to the Separation Agreement.

         10.5 Termination. This Agreement may be terminated in accordance with Section 6.3 of the Separation Agreement.

         10.6 Notices. Notices, offers, instructions, consents, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:



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

                           if to Eaton:
                                            Office of the Secretary
                                            Eaton Corporation Eaton Center
                                            1111 Superior Avenue
                                            Cleveland, Ohio 44114
                                            Fax: 216-479-7103

                           if to Axcelis:
                                            Chief Executive Officer
                                            Axcelis Technologies, Inc.
                                            55 Cherry Hill Drive
                                            Beverly, Massachusetts  01915
                                            Fax: 978-232-4221

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery or recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

         10.7 Counterparts. This Agreement, including the Schedules hereto and the other documents referred to herein, will be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         10.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal successors and permitted assigns. This Agreement may be enforced separately by each member of the Eaton Group and each member of the Axcelis Technologies Group. Neither party may assign this Agreement or any rights or obligations hereunder in whole or in part, without the prior written consent of the other party, which consent will not be unreasonably withheld, and any assignment without such consent shall be void. No permitted assignment of any rights or obligations hereunder, in whole or in part, by operation of law or otherwise, will release the assigning party as the obligor, jointly and severally with the assignee, from any of its obligations hereunder.

         10.9 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

         10.10 Failure or Indulgence Not Waiver; Remedies Cumulative. Any provision of this agreement or any breach thereof may only be waived if done specifically and in writing by the party which is entitled to the benefits thereof. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         10.11 Entire Agreement; Amendment. This Agreement, the Separation Agreement, and the other Ancillary Agreements, including the Exhibits and Schedules attached hereto and thereto, constitute the sole and entire understanding of the parties with respect to the matters contemplated hereby and thereby and supersede and render null and void all prior negotiations, representations, agreements and understandings (oral and written) between the parties with respect to such matters. No change or amendment shall be made to this Agreement (including any exhibits or schedules hereto) except by an instrument in writing signed by each of the parties hereto.

         10.12 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         10.13 Interpretation. The headings contained in this Agreement or any Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article of, Section of, or Schedule to this Agreement unless otherwise indicated. The language used in this agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent and agreement, and no rule of strict construction or canons or aids in interpretation will be applied against either party.

         10.14 Conflict. In the event of any conflict between the provisions of this Agreement and the Separation Agreement or any other Ancillary Agreement, the provisions of this Agreement shall control.

         10.15 Subsequent Legal Fees. In the event any arbitration or litigation is initiated to enforce the terms and provisions of this Agreement, the party prevailing in said action shall be entitled to its reasonable attorneys fees and costs and shall be paid same in full by the losing party promptly upon demand by the prevailing party. A party may also include its claim for such fees and costs in said action for adjudication thereof.

         10.16 No Third-Party Beneficiaries or Right to Rely. Notwithstanding anything to the contrary in this Agreement (a) nothing in this Agreement is intended to or shall create for or grant to any third person any rights whatever, as a third party beneficiary or otherwise; (b) no third person is entitled to rely on any of the representations, warranties, covenants or agreements contained herein; and (c) no party hereto shall incur any liability or obligation to any third person because of any reliance by such third person on any representation, warranty, covenant or agreement herein.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized officers or representatives on the date first above written.

                                              EATON CORPORATION


By:_______________________                    By:_______________________________

Name:_____________________                    Name:_____________________________

Title:_______________________                 Title:____________________________



                                              AXCELIS TECHNOLOGIES, INC.

By:_______________________                    By:_______________________________

Name:_____________________                    Name:_____________________________

Title:_______________________                 Title:____________________________


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